EXHIBIT 99.1
To Form 8-K dated March 23, 2010

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III
Chairman and Chief Executive Officer
Seacoast Banking Corporation of Florida
(772) 288-6085

William R. Hahl
Executive Vice President/
Chief Financial Officer
(772) 221-2825

SEACOAST BANKING CORPORATION OF FLORIDA REVISES 2009 FOURTH QUARTER AND FULL YEAR EARNINGS

STUART, FL., March 23, 2010 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF) (“the Company”) today announced revised earnings for the fourth quarter and full year ended December 31, 2009, resulting from a $2 million increase in the Company’s provision for loan losses. Revised net loss available to common shareholders for the fourth quarter of 2009 was $39.1 million, or $0.73 per share, compared to previously reported net loss available to common shareholders of $37.1 million, or $0.69 per share for the fourth quarter of 2009. Revised net loss available to common shareholders for the full year 2009 was $150.4 million, or $4.74 per share, compared to previously reported net losses of $148.4 million, or $4.68 per share for the full year 2009.

Subsequent to the Company’s earnings release on January 28, 2010 (the “January Earnings Release”) and before the filing of its 2009 annual report on Form 10-K, the Company recorded an additional $2.0 million in provision for loan losses for the fourth quarter and full year ended December 31, 2009. The increase in the provision for loan losses was related to the Company’s consideration of new information that was obtained after the Company was appointed lead bank in February 2010 related to one loan participation. The prior lead bank could not provide the Company with the appraisal which had purportedly supported the fair value as of December 31, 2009. Following the January Earnings Release, the Company completed its own analysis of the value of the real estate securing this loan participation. The Company increased the allowance for loan losses to reflect its updated fair value of the collateral, less estimated selling costs.

As a result of these changes, the Company’s total provision for loan losses increased from $39.5 million to $41.5 million for the fourth quarter of 2009 and increased from $122.8 million to $124.8 million for the full year 2009. The Company’s allowance for loan losses at December 31, 2009 increased from $43.2 million to $45.2 million.

The Company has included updated financial tables in this press release to reflect the revised financial information described herein.

Seacoast Banking Corporation of Florida has approximately $2.2 billion in assets. It is one of the largest independent commercial banking organizations in Florida, headquartered on Florida’s Treasure Coast, one of the wealthiest and fastest growing areas in the nation.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2008 and in our quarterly report on Form 10-Q/A for the period ending September 30, 2009 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per
share data)	2009	2008	2009	2008
Results of Operations
Net interest income	$17,444	$17,467	$73,589	$77,231
Provision for loan losses	41,514	30,656	124,767	88,634
Noninterest income:
Securities gains	2,188	0	5,399	355
Other	4,601	4,830	19,015	22,241
Noninterest expenses	20,868	20,733	131,747	78,890
Loss before income taxes	(38,149)	(29,092)	(158,511)	(67,697)
Income tax benefit	0	(6,496)	(11,825)	(22,100)
Net loss	(38,149)	(22,596)	(146,686)	(45,597)
Net loss available to common shareholders	(39,086)	(22,679)	(150,434)	(45,712)
Net interest income (1)	17,518	17,535	73,847	77,517
Performance Ratios
Return on average assets-GAAP basis (2),(3)	(6.91)%	(3.99)%	(6.58)%	(1.97)%
Return on average tangible assets (2),(3),(4)	(6.89)	(4.05)	(4.37)	(1.99)
Return on average shareholders’ equity–GAAP basis (2),(3)	(84.51)	(45.92)	(73.79)	(22.25)
Net interest margin (1),(2)	3.37	3.32	3.55	3.58
Per Share Data
Net loss diluted-GAAP basis	$(0.73)	$(1.19)	$(4.74)	$(2.41)
Net loss basic-GAAP basis	(0.73)	(1.19)	(4.74)	(2.41)
Cash dividends declared	0	0.01	0.01	0.34

Weighted average shares outstanding –diluted and basic	53,790,905	19,044,853	31,733,260	18,997,757
Shares outstanding at period end	58,867,229	19,171,779	58,867,229	19,171,779

FINANCIAL HIGHLIGHTS (Unaudited)

	Quarter Ended			Year Ended
	December 31,			December 31,
(Dollars in thousands,
except per share data)	2009		2008		2009		2008
Credit Analysis
Net charge-offs	$45,172		$33,916		$108,963		$81,148
Net charge-offs to average loans	12.12	%	7.76	%	6.86	%	4.45	%
Loan loss provision	$41,514		$30,656		$124,767		$88,634
Allowance to loans at end of period	3.23	%	1.75	%	3.23	%	1.75	%
Nonperforming loans	$97,876		$86,970		$97,876		$86,970
OREO	25,385		5,035		25,385		5,035

Total nonperforming assets	$123,261		$92,005		$123,261		$92,005

Restructured loans (accruing)	$57,433		$12,616		$57,433		$12,616
Nonperforming assets to loans and other real estate owned at end of period	8.66	%	5.47	%	8.66	%	5.47	%
Nonperforming assets to total assets	5.73		3.97		5.73		3.97
Select Financial Data
Total Assets	$2,515,315		$2,314,436		$2,151,315		$2,314,436
Securities available for sale (at fair value)	393,648		318,030		393,648		318,030
Securities held for investment (at amortized cost)	17,087		27,871		17,087		27,871
Net loans	1,354,311		1,647,340		1,354,311		1,647,340
Allowance for loan losses	45,192		29,388		45,192		29,388
Deposits	1,779,434		1,810,441		1,779,434		1,810,441
Total shareholders’ equity	151,935		216,001		151,935		216,001
Common shareholders’ equity	106,936		172,214		106,936		172,214
Book value per share common	1.82		11.27		1.82		11.27
Tangible book value per share	2.51		8.39		2.51		8.39
Tangible common book value per share (5)	1.75		6.10		1.75		6.10
Average shareholders’ equity to average assets	8.18	%	8.68	%	8.92	%	8.87	%
Tangible common equity to tangible assets (5), (6)	4.79		5.18		4.79		5.18
Average Balances
Total assets	$2,189,699		$2,255,036		$2,228,418		$2,311,052
Less: intangible assets	4,274		55,346		29,446		55,817

Total average tangible assets	$2,185,425		2,199,690		$2,198,972		$2,255,235

Total equity	$179,093		$195,770		198,798		$204,933
Less: intangible assets	4,274		55,346		29,446		55,817

Total average tangible equity	$174,819		$140,424		169,352		$149,116

(1)	Calculated on a fully taxable equivalent basis using amortized cost.

(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)	The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).

(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

(5)	The Company defines tangible common equity as total shareholders equity less preferred stock and intangible assets.

(6)	The ratio of tangible common equity to tangible assets is a non-GAAP ratio used by the investment community to measure capital adequacy.